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                                                                Exhibit (11) (a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 24, 1998 included in the Pegasus Variable Funds Report to Shareholders for the year ended December 31, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form N-1A (Post-Effective Amendment No. 9 to the Pegasus Variable Funds' registration statement under the Securities Act of 1933).


                                          ARTHUR ANDERSEN LLP



Detroit, Michigan,

     April 24, 1998